UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED May 20, 2011

APEX 1, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54112	16-1783194
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

OZ Saferooms Technologies, Inc.

c/o Andrew Zagorski

1732 Cottonwood Lane

Newcastle, OK 73065

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(405) 330-2235

 (ISSUER TELEPHONE NUMBER)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 20, 2011, the Registrant filed with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation which changed the name of the Registrant from Apex 1, Inc. to Oz Saferooms Technologies, Inc. and increased the authorized shares from 100,000,000 common stock to 250,000,000 shares of common stock.  The amendment became effective on the date of filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 10, 2011, the Board of Directors of the Registrant met and recommended to the Stockholders the adoption of an amendment to the Certificate of Incorporation of the Registrant to change the name of the Registrant from Apex 1, Inc. to Oz Saferooms Technologies, Inc. and to increase the authorized number of common stock from 100,000,000 shares to 250,000,000 shares.  On that date, the Stockholders met and approved the amendment to the Certificate of Incorporation and authorized and directed the officers of the Registrant to file such amendment with the State of Delaware, which amendment was effectively completed and the Registrant informed on May 20, 2011.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITIS

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
3.3	Certificate of Amendment of Certificate of Incorporation

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX 1, Inc., now Oz Saferooms Technologies, Inc.

By:  /s/ Andrew J. Zagorski

Name:  Andrew J. Zagorski

Title: President and Chief Executive Officer

Dated: May 27, 2011